UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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☒	Definitive Proxy Statement

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☐	Soliciting Material under §240.14a-12

Red Violet, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

April 25, 2024

Dear Fellow Stockholders:

You are cordially invited to join our Board of Directors and senior management for the 2024 Annual Meeting of Stockholders (the “Meeting”) of Red Violet, Inc. to be held on Thursday, May 30, 2024 at 11:00 a.m. Eastern Time in a virtual-only format. To participate, vote or submit questions during the Meeting via live webcast, you must register in advance at www.proxydocs.com/RDVT prior to the deadline of Wednesday, May 29, 2024 at 11:59 p.m. Eastern Time and provide the control number as provided in the proxy card, or voting instruction form. Upon completing your registration, you will receive further instructions via email, including unique links to access the Meeting and to submit questions in advance of the Meeting. Information on how to participate in this year’s Meeting can be found on page 1 of the Proxy Statement.

The formal Notice of Meeting of Stockholders and Proxy Statement describing the matters to be acted upon at the Meeting are contained in the following pages. Stockholders also are entitled to vote on any other matters which properly come before the Meeting.

Your vote is very important to us. Enclosed is a proxy which will enable you to vote your shares on the matters to be considered at the Meeting, even if you are unable to attend the Meeting. Please use the Internet voting system, telephone voting system or mark the proxy to indicate your vote, date and sign the proxy and return it in the enclosed envelope as soon as possible for receipt prior to the Meeting.

On behalf of your Board of Directors, thank you for your confidence in red violet. We look forward to your continued support.

Sincerely,

Derek Dubner

Chief Executive Officer

RED VIOLET, INC.

2650 North Military Trail, Suite 300

Boca Raton, FL 33431

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on May 30, 2024

To our Stockholders:

The 2024 Annual Meeting of Stockholders of Red Violet, Inc. (the “Meeting”) will be held on Thursday, May 30, 2024 at 11:00 a.m. Eastern Time in a virtual-only meeting format. To participate, vote or submit questions during the Meeting via live webcast, you must register in advance at www.proxydocs.com/RDVT prior to the deadline of Wednesday, May 29, 2024 at 11:59 p.m. Eastern Time and provide the control number as provided in the proxy card, or voting instruction form. Upon completing your registration, you will receive further instructions via email, including unique links to access the Meeting and to submit questions in advance of the Meeting. Information on how to participate in this year’s Meeting can be found on page 1 of the Proxy Statement. At the Meeting, our stockholders will be asked to consider and vote upon the following:

(1)	To elect five directors to serve for a one-year term until the 2025 Annual Meeting of Stockholders or until a successor is duly elected and qualified;

(2)	To ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2024;

(3)	To hold a non-binding advisory vote regarding the frequency of submission of future say on pay votes to the stockholders for approval;

(4)	To hold a non-binding advisory vote to approve our named executive officers’ compensation; and

(5)	To transact such other business as may properly come before the Meeting or any adjournment or postponement of the Meeting.

The Board of Directors has fixed the close of business on April 16, 2024 as the record date (the “Record Date”) for the determination of stockholders entitled to notice of and to vote at the Meeting.

The enclosed proxy statement contains information pertaining to the matters to be voted on at the Meeting. A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 is being mailed with this proxy statement.

By order of the Board of Directors,

Joshua Weingard

Corporate Secretary and Corporate Counsel

Boca Raton, FL

April 25, 2024

IMPORTANT NOTICE

REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 30, 2024

The accompanying proxy statement and the 2023 Annual Report on Form 10-K are available at www.redviolet.com

YOU ARE REQUESTED, REGARDLESS OF THE NUMBER OF SHARES OWNED, TO SIGN AND

DATE THE ENCLOSED PROXY AND TO MAIL IT PROMPTLY, OR TO USE THE INTERNET

VOTING SYSTEM OR TELEPHONE VOTING SYSTEM SET FORTH IN THE PROXY.

RED VIOLET, INC.

2650 North Military Trail, Suite 300

Boca Raton, FL 33431

PROXY STATEMENT

Annual Meeting of Stockholders

To be held on May 30, 2024

General

We are providing these proxy materials in connection with the solicitation by the Board of Directors of Red Violet, Inc. (the “Board”) of proxies to be voted at our 2024 Annual Meeting of Stockholders (the “Meeting”) and at any and all postponements or adjournments thereof. The Meeting will be held on Thursday, May 30, 2024 at 11:00 a.m. Eastern Time in a virtual-only meeting format. To participate, vote or submit questions during the Meeting via live webcast, you must register in advance at www.proxydocs.com/RDVT prior to the deadline of Wednesday, May 29, 2024 at 11:59 p.m. Eastern Time and provide the control number as provided in the proxy card, or voting instruction form. Upon completing your registration, you will receive further instructions via email, including unique links to access the Meeting and to submit questions in advance of the Meeting. Information on how to participate in this year’s Meeting is set forth below. This proxy statement and the enclosed form of proxy are first being sent to stockholders on or about April 25, 2024. In this proxy statement, Red Violet, Inc. is referred to as “red violet,” the “Company,” “we,” “our,” or “us.”

Purpose of the Meeting

At the Meeting, our stockholders will consider and vote upon the following matters:

(1)

To elect five directors to serve for a one-year term until the 2025 Annual Meeting of Stockholders (the “2025 Annual Meeting”) or until a successor is duly elected and qualified (the “Election of Directors Proposal”);

(2)	To ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2024 (the “Ratification of Auditor Proposal”);

(3)	To hold a non-binding advisory vote regarding the frequency of submission of future say on pay votes to the stockholders for approval (“Frequency Proposal”);

(4)	To hold a non-binding advisory vote to approve our named executive officers’ compensation (the “Say on Pay Proposal”); and

(5)	To transact such other business as may properly come before the Meeting or any adjournment or postponement of the Meeting.

Attending the Virtual Meeting

To participate, vote or submit questions during the Meeting via live webcast, you must register in advance at www.proxydocs.com/RDVT prior to the deadline of Wednesday, May 29, 2024 at 11:59 p.m. Eastern Time and provide the control number as provided in the proxy card or voting instruction form. Upon completing your registration, you will receive further instructions via email, including unique links to access the Meeting and to submit questions in advance of the Meeting.

Participants should also give themselves plenty of time to log in and ensure that they can hear streaming audio prior to the start of the meeting. If you encounter any difficulties accessing the virtual Meeting during the check-in process, please contact the technical support number that will be posted on the virtual Meeting login page.

Outstanding Securities and Voting Rights

Only holders of record of the Company’s common stock at the close of business on April 16, 2024 (the “Record Date”) for the Meeting, are entitled to notice of, and to vote at, the Meeting. On the Record Date, we had 13,737,548 shares of common stock outstanding. Each share of common stock is entitled to one vote at the Meeting.

The holders of a majority of the issued and outstanding shares of common stock present at the Meeting, either in person or by proxy, and entitled to vote, constitute a quorum for the transaction of business. Abstentions will be included in determining the presence of a quorum at the Meeting. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Under New York Stock Exchange (“NYSE”) rules, a broker does not have the discretion to vote on any non-routine matter presented at the meeting such as the Election of Directors Proposal, the Frequency Proposal, or the Say on Pay Proposal. Under the NYSE rules, a broker does have discretion to vote on the Ratification of Auditor Proposal. As a result, any broker who is a member of the NYSE will not have the discretion to vote on any of the proposals presented at the Meeting, except for the Ratification of Auditor Proposal, if such broker has not received instructions from the beneficial owner of the shares represented.

The Election of Directors Proposal will be determined by a plurality of votes cast. The Ratification of Auditor Proposal, the Frequency Proposal and the Say on Pay Proposal, and any other proposal properly submitted will be approved by the affirmative vote of the holders of a majority in voting power of the shares of common stock which are present in person or by proxy at the Meeting and entitled to vote. A broker non-vote will have no effect on the proposals. A withhold vote will have no effect on the Election of Directors Proposal. Abstentions will have the same effect as a vote against the Ratification of Auditor Proposal, the Frequency Proposal and the Say on Pay Proposal.

Proxy Voting

Shares for which proxy cards are properly executed and returned will be voted at the Meeting in accordance with the directions given or, in the absence of directions, will be voted “FOR” Proposal 1 — the Election of Directors Proposal, “FOR” Proposal 2 — the Ratification of Auditor Proposal, “FOR ONE YEAR” Proposal 3 — the Frequency Proposal, “FOR” Proposal 4 — the Say on Pay Proposal. If other matters are properly presented, the person named in the proxies in the accompanying proxy card will vote in accordance with their discretion with respect to such matters.

Voting by Stockholders of Record.

If you are a stockholder of record (your shares are registered directly in your name with our transfer agent), you may vote by proxy, via the Internet, via telephone, or by mail by following the instructions provided on the proxy card. Stockholders of record who attend the virtual Meeting may vote at the Meeting by using their 12-digit control number as provided in the proxy card.

Voting by Beneficial Owners.

If you are a beneficial owner of shares (your shares are held in the name of a brokerage firm, bank, or other nominee), you may vote by following the instructions provided in the voting instruction form, or other materials provided to you by the brokerage firm, bank, or other nominee that holds your shares. To vote your shares at the virtual Meeting, you must obtain a legal proxy from the brokerage firm, bank, or other nominee that holds your shares, and present such legal proxy from the brokerage firm, bank, or other nominee that holds your shares for admittance to the Meeting. Then you must register at www.proxydocs.com/RDVT using the control number on your proxy card or voting instruction card. The registration deadline is Wednesday, May 29, 2024 at 11:59 p.m. Eastern Time. Please be sure to follow instructions found on your proxy card or voting instruction card and subsequent instructions that will be delivered to you via email.

Changing Your Vote.

You may revoke your proxy and change your vote at any time before the final vote at the Meeting. You may vote again on a later date via the Internet or telephone (only your latest Internet or telephone proxy submitted prior to the Meeting will be counted), by signing and returning a new proxy card with a later date, or by attending the virtual Meeting and voting in person. Your attendance at the Meeting will not automatically revoke your proxy, unless you vote again at the Meeting or specifically request in writing that your prior proxy be revoked.

All votes will be tabulated by an Inspector of Elections appointed for the Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Joshua Weingard, the Company’s Corporate Counsel and Corporate Secretary, has been appointed by the Board as Inspector of Elections for the Meeting. A list of the stockholders entitled to vote at the Meeting will be available at the Company’s executive office, located at 2650 North Military Trail, Suite 300, Boca Raton, Florida 33431, for a period of ten days before the Meeting and will be available for examination by any stockholder.

Also, the list of stockholders entitled to vote at the Meeting will be available on your screen during the virtual Meeting after entering your control number.

PROPOSAL 1

ELECTION OF DIRECTORS

At the Meeting, we will be electing five directors. Each director will hold office until the 2025 Annual Meeting or until a successor is elected and qualified to serve on the Board. The Board has nominated the five individuals listed below (each a “Nominee,” and together the “Nominees”) based on the recommendation of the Board’s Corporate Governance and Nominating Committee. All of the Nominees are current directors and each nominee has consented to being named in this proxy statement and has agreed to serve as a director if elected. If any Nominee should become unavailable for election, the proxy may be voted for a substitute nominee selected by the persons named in the proxy or the Board may determine to reduce the size of the Board accordingly. The Board is not aware of any existing circumstances likely to render any Nominee unavailable. Under our amended and restated bylaws (“Bylaws”), Nominees are elected by a plurality of votes cast.

In January 2024, Mr. Dubner identified William Livek as a director candidate and presented Mr. Livek to the Board’s Corporate Governance and Nominating Committee as a highly qualified director candidate. Upon the recommendation of the Board’s Corporate Governance and Nominating Committee, the Board appointed Mr. Livek to the Board in January 2024.

The following table sets forth certain information concerning our directors nominees:

Name	Position	Director Since
Derek Dubner	Chief Executive Officer and Chairman of the Board	2017
Peter Benz	Director	2018
William Livek	Director	2024
Steven Rubin	Director	2018
Lisa Stanton	Director	2021

Biographical Information About Our Nominees

Derek Dubner, 52, has served as the Chief Executive Officer and a director of the Company since its formation in August 2017 and continuing through the Spin-off (as defined below) from cogint on March 26, 2018. Mr. Dubner was appointed as Interim Chairman of our Board in September 2018 and as Chairman of our Board in April 2020. Mr. Dubner served as the Chief Executive Officer and a director of Fluent, Inc. (“Fluent”) from March 2016 until March 2018 when Fluent spun-off red violet (the “Spin-off”). Prior to serving as Fluent’s Chief Executive Officer, Mr. Dubner served as Co-Chief Executive Officer from March 2015 until March 2016, when he was appointed Fluent’s Chief Executive Officer. Mr. Dubner has served as the Chief Executive Officer of our subsidiary The Best One, Inc. (“TBO”), now known as IDI Holdings, LLC (“IDI Holdings”), a holding company engaged in the acquisition of operating businesses and the acquisition and development of technology assets across various industries, and its subsidiary, Interactive Data, LLC (“Interactive Data”), since October 2014. Prior to TBO, Mr. Dubner served as General Counsel of TransUnion Risk and Alternative Data Solutions, Inc. (“TRADS”) from December 2013 to June 2014. Mr. Dubner served as General Counsel and Secretary of TLO, LLC (“TLO”), an information solutions provider, from inception in 2009 to December 2013. Mr. Dubner has over 20 years of experience in the data and analytics industry.

The Board believes Mr. Dubner’s experience as the Company’s Chief Executive Officer, along with his prior executive and managerial experience, provides valuable business, industry, and management advice to the Board.

Peter Benz, 63, has served as a director of the Company since March 2018. Mr. Benz served as the Chief Executive Officer of Viking Asset Management, LLC, an asset and investment management company which he founded in 2001 until December 23, 2021. From March 2015 until April 1, 2020, Mr. Benz served as a director of Fluent. From December 2020 until May 2021, Mr. Benz served as a director of Marathon Digital Holdings, Inc., a digital asset technology company that mines cryptocurrency. From June 2016 until May 2018, Mr. Benz served as a director of Lilis Energy Inc., an onshore oil and natural gas exploration and production company. From January 2012 until its merger with Lilis Energy Inc. in June 2016, Mr. Benz served as a director of Brushy Resources, Inc. (formerly known as Starboard Resources, Inc.), an onshore oil and natural gas exploration and production company, and became its Chairman on November 24, 2015. Mr. Benz also served as a director of Usell.com, a technology-based online marketplace, from October 2014 until January 2018. Mr. Benz served as a director and Chairman of the Board of Optex Systems Holdings, Inc., a manufacturer of optical systems for the defense industry, from November 2014 until August 2017.

The Board believes Mr. Benz’s knowledge and experience in developing companies and capital markets strengthens the Board’s collective qualifications, skills, and experience.

William (Bill) Livek, 69, has served as Non-Executive Vice Chairman of comScore, Inc. (“Comscore”), a media measurement and analytics company, since January 2016. Mr. Livek had served as Comscore’s Chief Executive Officer from November 2019 to July 2022, as a Special Advisor to the CEO from June 2018 to November 2019, and its President from January 2016 to May 2018. He previously served as Vice Chairman and Chief Executive Officer of Rentrak Corporation (“Rentrak”), a media measurement and consumer targeting company, where he led the effort of building Rentrak into a $1 billion market capitalization company before merging Comscore into Rentrak in January 2016. Prior to Rentrak, Mr. Livek was founder and Chief Executive Officer of Symmetrical Capital; Senior Vice President, Strategic Alliances and International Expansion, of Experian Information Solutions, Inc., a provider of information, analytical and marketing services; and co-President of Experian’s subsidiary Experian Research Services. Mr. Livek also serves on the board of directors of Adstra, Civic Science, The Covenant House, and the Advertising Research Foundation (ARF). He holds a degree in Communications from Southern Illinois University.

The Board believes Mr. Livek’s knowledge and experience in building platform-driven solutions to derive consumer insights brings valuable business leadership and strengthens the Board’s collective overall skills and experience.

Steven Rubin, 63, has served as a director of the Company since March 2018 and served as a director of Fluent from October 2009 until March 2018. Mr. Rubin has served as the Executive Vice President of OPKO Health, Inc. since May 2007 and a director of OPKO since February 2007. Mr. Rubin currently serves on the board of directors of Cocrystal Pharma, Inc., a biotechnology company developing new treatments for viral diseases, Eloxx Pharmaceuticals, Inc., a clinical stage biopharmaceutical company, and ChromaDex Corp., a science-based, integrated nutraceutical company devoted to improving the way people age. Mr. Rubin previously served as a director of Neovasc, Inc., a company that develops and markets medical specialty vascular devices, prior to its acquisition by Shockwave Medical, Inc., Non-Invasive Monitoring Systems, Inc., a medical device company, VBI Vaccines, Inc., a biopharmaceutical company developing next generation vaccines, BioCardia, Inc., a clinical-stage regenerative medicine company developing novel therapeutics for cardiovascular diseases, Kidville, Inc., which operates large, upscale facilities, catering to newborns through five-year-old children, Sevion Therapeutics, Inc., prior to its merger with Eloxx Pharmaceuticals, Inc., Dreams, Inc., a vertically integrated sports licensing and products company, SciVac Therapeutics, Inc. prior to its merger with VBI Vaccines, Inc., Tiger X Medical, Inc. prior to its merger with BioCardia, Inc., Castle Brands, Inc., a developer and marketer of premium brand spirits and Fluent. Mr. Rubin also served as the Senior Vice President, General Counsel and Secretary of IVAX Corporation from August 2001 until September 2006. Mr. Rubin served as the Secretary of Ideation Acquisition Corp., a predecessor entity of Fluent, from June 2007 to October 2009.

The Board believes Mr. Rubin’s legal experience, managerial experience, and the knowledge and insight he has attained through his service as a director and officer of several publicly-traded corporations provides valuable business leadership and management advice to the Board.

Lisa Stanton, 60, has served as a director of the Company since August 2021. Ms. Stanton currently serves on the Board of Directors of Washington Trust Bancorp, Inc., the parent company of The Washington Trust Company, the oldest community bank in the United States and largest state-chartered bank headquartered in Rhode Island. Ms. Stanton previously served on the Board of Directors of Trulioo, a global identity verification provider based in Vancouver, Canada, from January 2020 until July 2021. Additionally, she served as a member of the Venture Investments Board and as an advisor to the IT Resilience and Strategy Committee of the Board of Directors of Nationwide Building Society, a financial institution in London, England from September 2016 through December 2019. She has more than 25 years of financial services, technology and data security experience, most recently serving as General Manager, Enterprise Strategy for American Express from December 2018 through her retirement in April 2020. From 2014 through 2016, she served as Chief Executive Officer for InAuth, a digital security solutions provider to global financial institutions. Following the acquisition of InAuth by American Express in 2016, she continued serving as InAuth’s President through 2018. She was the founder of the U.S. division of Monitise, a mobile banking and payments platform for financial institutions, where she served as Chief Executive Officer from 2007 to 2009, General Manager of the London-based Monitise Group from 2009 to 2013 and President, Americas from 2013 to 2014. She also served as a Senior Vice President for Citizens Financial Group from 1996 to 2007 and First New Hampshire Bank from 1991 to 1996, holding leadership roles in real estate; venture capital; retail distribution; digital, mobile and online channels; and card and payments products. She began her career as a commercial real estate broker, attaining the designation of Certified Commercial Investment Member (CCIM).

The Board believes Ms. Stanton’s knowledge and experience in financial services, technology, and security brings valuable business leadership and strengthens the Board’s collective overall skills, and experience.

Board Diversity Matrix

The matrix below summarizes certain of the key experiences, qualifications, skills, and attributes that our director nominees bring to the Board to enable effective oversight. This matrix is intended to provide a summary of our director nominees’ qualifications and is not a complete list of each director nominee’s strengths or contributions to the Board. Additional details on each director nominee’s experiences, qualifications, skills, and attributes are set forth in their biographies.

(As of April 16, 2024 For Each Director Nominee)
	Derek Dubner	Peter Benz	William Livek	Steven Rubin	Lisa Stanton
Skills and Experience
Executive Leadership	●	●	●	●	●
Industry Experience	●		●		●
Financial and Accounting	●	●	●	●	●
Strategy and Innovation	●	●	●	●	●
Cybersecurity	●		●		●
Risk Management	●	●	●	●	●
Law	●			●
Tenure and Independence
Tenure (years)	6	6	1	6	3
Independence		●	●	●	●
Demographics
Age	52	63	69	63	60
Gender	M	M	M	M	F
African American or Black
Alaskan Native or Native American
Asian
Hispanic or Latinx
Native Hawaiian or Pacific Islander
White	●	●	●	●	●
LGBTQ+

Vote Required and Board Recommendation

Nominees are elected by a plurality of votes cast at the Meeting.

The Board unanimously recommends a vote “FOR” each Nominee for director.

Director Compensation

Beginning on August 5, 2021, the Compensation Committee approved the Company’s Non-Employee Director Compensation Policy. Non-employee directors continued to receive annual cash compensation of $25,000, payable in quarterly installments, which was originally approved effective for the year ending December 31, 2020. Further, upon joining the Board, non-employee directors shall receive a grant of restricted stock units (“RSUs”) with an approximate value of $75,000, vesting in three equal annual installments commencing approximately on the first anniversary of the grant date. The Compensation Committee is empowered to grant additional equity awards to non-employee directors based upon individual contribution to the Company.

Based on each individual director’s contributions to the Company, including service on the Board and its Committees, on November 30, 2023, the Compensation Committee awarded each of Mr. Benz and Mr. Rubin a grant of 10,800 RSUs (5,000 RSUs for serving on the Board, 4,000 RSUs for serving on the Audit Committee and 1,800 RSUs for serving as the Chair of the Audit Committee in the case of Mr. Benz and 1,800 RSUs for serving as the Chair of both the Compensation Committee and Corporate Governance and Nominating Committees for Mr. Rubin), Mr. Swayman received a grant of 9,000 RSUs (5,000 RSUs for serving on the Board and 4,000 RSUs for serving on the Audit Committee) and Ms. Stanton received a grant of 5,000 RSUs for serving on the Board. Each of the RSU Awards granted to the directors vest one-third annually on each of December 1, 2024, December 1, 2025 and December 1, 2026 (the “2023 Time-Based Vesting Requirement”). William Livek joined the Board effective January 5, 2025 and was granted 4,150 RSUs which vest pursuant to the 2023 Time-Based Vesting Requirement.

DIRECTOR COMPENSATION TABLE

The following table summarizes the compensation for each of the Company’s non-employee directors for the year ended December 31, 2023.

Name	Cash	Stock awards (1)(2)	Total
Peter Benz (3)	$25,000	$225,936	$250,936
Steven Rubin (4)	$25,000	$225,936	$250,936
Lisa Stanton (5)	$25,000	$104,600	$129,600
Robert Swayman (6)	$25,000	$188,280	$213,280

(1)

This column reflects the aggregate grant date fair value of stock awards granted in 2023 computed in accordance with FASB ASC Topic 718. In determining the grant date fair value for RSUs, the Company used the closing price of the Company’s common stock on the grant date.

(2)	As of December 31, 2023, each director held unvested RSUs as follows: Mr. Benz – 20,966, Mr. Rubin – 20,966, Ms. Stanton – 9,299 and Mr. Swayman – 17,466.
(3)	Mr. Benz was granted 10,800 RSUs on November 30, 2023 for his service as a director at a fair value of $20.92 per share.
(4)	Mr. Rubin was granted 10,800 RSUs on November 30, 2023 for his service as a director at a fair value of $20.92 per share.
(5)	Ms. Stanton was granted 5,000 RSUs on November 30, 2023 for his service as a director at a fair value of $20.92 per share.
(6)	Mr. Swayman was granted 9,000 RSUs on November 30, 2023 for his service as a director at a fair value of $20.92 per share. Mr. Swayman resigned from the Board effective April 23, 2024.

Board Meetings; Annual Meeting Attendance; Independence

The Board oversees our business and affairs and monitors the performance of management. The Board meets regularly to review matters affecting our Company and to act on matters requiring Board approval. The Board also holds special meetings whenever circumstances require and may act by unanimous written consent. During 2023, the Board held seven meetings and acted via written consent on one occasion. All of our directors attended at least 75% of our Board and committee meetings on which they served in 2023. The Board encourages, but does not require, its directors to attend the Company’s annual meeting. Each of our directors, other than Messrs. Benz and Swayman, participated in the Company’s 2023 Annual Meeting of Stockholders.

As required by the listing standards of The NASDAQ Stock Market (“NASDAQ”), a majority of the members of the Board must qualify as “independent,” as affirmatively determined by the Board. Our Board determines director independence based on an analysis of such listing standards and all relevant securities and other laws and regulations regarding the definition of “independent.”

As a result of the Board’s review of the relationships of each of the directors that served on the Board during the year ended December 31, 2023, the Board affirmatively determined that a majority of its 2023 directors, each of the non-employee directors, Messrs. Benz, Rubin, Swayman and Ms. Stanton, were “independent” directors within the meaning of the NASDAQ listing standards and applicable law. Upon Mr. Livek joining the Board on January 5, 2024, the Board affirmatively determined that he was “independent” within the meaning of NASDAQ listing standards and applicable law.

Code of Ethics

The Company has adopted a Code of Ethics, which is applicable to the Company’s directors, officers, and employees, including the Company’s principal executive officer and principal financial officer. The Code of Ethics is published on the Company’s website at www.redviolet.com on the Investors page under the corporate governance link. We will disclose amendments to or waivers from our Code of Ethics on our website in accordance with all applicable laws and regulations.

Anti-Hedging Policy

The Company’s Insider Trading Policy prohibits any director or executive officer of the Company from hedging their ownership of the Company’s stock, including trading in publicly-traded options, puts, calls or other derivative instruments related to the Company’s securities. In addition, any directors and executive officers are prohibited from selling “short” our securities to the extent required by federal securities laws.

Clawback

The Board approved a clawback policy in compliance with the Securities and Exchange Commission (“SEC”) and NASDAQ’s recently adopted final rules. The clawback policy requires the repayment of certain cash and equity-based incentive compensation provided to current or former executive officers in connection with a restatement of financial statements if such compensation exceeds the amount that the executive officers would have received based on the restated financial statements.

Board Leadership Structure

On September 9, 2018, the Board appointed Derek Dubner, our CEO, as its Interim Chairman, and on April 17, 2020 as its Chairman. Four of our five current directors satisfy NASDAQ independence requirements. The Company does not have a member of our Board who is formally identified as the lead independent director. However, independent directors head each of our Board’s three standing committees — the Audit Committee, the Compensation Committee, and the Corporate Governance and Nominating Committee, and each of the committees is comprised solely of independent directors. Although the Board does not have a formal policy on whether the roles of Chief Executive Officer and Chairman of the Board should be separated, we believe that our current Board leadership structure is suitable for us. The Chief Executive Officer is the individual selected by the Board to manage our Company on a day-to-day basis, and his direct involvement in our business operations makes him best positioned to lead productive Board strategic planning sessions and determine the time allocated to each agenda item in discussions of our Company’s short- and long-term objectives.

Board Oversight of Enterprise Risk

The Board’s role in the risk oversight process includes receiving regular reports from members of senior management on areas of material risk to the Company, including operational, financial, economic, legal and regulatory, environmental, social and governance (“ESG”) matters, cybersecurity and strategic and reputational risks. In connection with its review of the operations of the Company’s business and its corporate functions, the Board considers and addresses the primary risks associated with these operations and functions. Our full Board regularly engages in discussions of the most significant risks that the Company is facing and how these risks are being managed. For more information on our cybersecurity risk management, strategy and governance, see “Item 1C. Cybersecurity” of our 2023 Annual Report on Form 10-K.

In addition, each of the Board’s committees, and particularly the Audit Committee, plays a role in overseeing risk management issues that fall within such committee’s areas of responsibility. Senior management reports on at least a quarterly basis to the Audit Committee on the most significant risks facing the Company from a financial reporting perspective and highlights any new risks that may have arisen since the Audit Committee last met. The Audit Committee also meets in executive session with the Company’s independent registered public accounting firm when needed and reports any findings or issues to the full Board. In performing its functions, the Audit Committee and each standing committee of the Board has full access to management, as well as the ability to engage advisors. The Board receives regular reports from each of its standing committees regarding each committee’s particularized areas of focus.

Committees

The standing committees of the Board are the Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the

Compensation Committee, and the Corporate Governance and Nominating Committee. Each committee may form and delegate authority to subcommittees, when appropriate.

Audit Committee

The members of the Audit Committee are Peter Benz (Chair), Steven Rubin, and Lisa Stanton, all of whom are independent directors as determined by the NASDAQ listing standards. The Board has determined that Mr. Benz is an audit committee financial expert as defined in Item 407(d)(5)(ii) of Regulation S-K. Robert Swayman served on the Audit Committee for all of 2023 and until his resignation from the Board effective April 23, 2024. During 2023, the Audit Committee held five meetings and acted by written consent on two occasions.

The functions of the Audit Committee include retaining our independent registered public accounting firm, reviewing its independence, reviewing and approving the planned scope of our annual audit, reviewing and approving any fee arrangements with our independent registered public accounting firm, overseeing its audit work, reviewing and pre-approving any non-audit services that may be performed by our independent registered public accounting firm, reviewing the adequacy of accounting and financial controls, reviewing our critical accounting policies and reviewing and approving any related party transactions. Additional information regarding the Audit Committee is set forth in the Report of the Audit Committee below.

The Board has adopted a written charter for the Audit Committee which the Audit Committee reviews and reassesses for adequacy on an annual basis. A copy of the Audit Committee’s charter is located on our website at www.redviolet.com on the Investors page under the corporate governance link.

Compensation Committee

The members of the Compensation Committee are Steven Rubin (Chair), Peter Benz, and Lisa Stanton, all of whom are independent directors as determined by the NASDAQ listing standards. Robert Swayman served on the Compensation Committee for all of 2023 and until his resignation from the Board effective April 23, 2024. The Compensation Committee is responsible for reviewing and approving compensation of the Company’s executive officers and for advising the Board with respect to compensation of the members of the Board or any committee thereof. Also, our Chief Executive Officer makes recommendations to the Compensation Committee regarding the compensation of executive officers (excluding himself). During 2023, the Compensation Committee held five meetings and acted via written consent on two occasions. The Board has adopted a written charter that sets forth the duties and responsibilities of the Compensation Committee, and reassesses the charter for adequacy on an annual basis. A copy of the Compensation Committee’s charter is located on our website at www.redviolet.com on the Investors page under the corporate governance link.

The Compensation Committee seeks to ensure that the executive pay program reinforces the Company’s compensation philosophy and aligns with the interests of our stockholders. The Compensation Committee also periodically monitors any potential risks associated with the Company’s compensation program and policies.

Corporate Governance and Nominating Committee

The members of the Corporate Governance and Nominating Committee are Steven Rubin (Chair), Peter Benz, and Lisa Stanton, all of whom are independent directors determined by the NASDAQ listing standards. Robert Swayman served on the Corporate Governance and Nominating Committee for all of 2023 and until his resignation from the Board effective April 23, 2024.The Corporate Governance and Nominating Committee is responsible for identifying individuals qualified to become members of the Board or any committee thereof; recommending nominees for election as directors at each annual stockholder meeting; recommending candidates to fill any vacancies on the Board or any committee thereof; and overseeing the evaluation of the Board. The Corporate Governance and Nominating Committee held one meeting during 2023. A copy of the Corporate Governance and Nominating Committee’s charter is located on our website at www.redviolet.com on the Investors page under the corporate governance link.

Communications with our Board of Directors

Any stockholder who wishes to send a communication to our Board should address the communication either to the Board or to the individual director in care of Joshua Weingard, Corporate Counsel and Corporate Secretary of Red Violet, Inc., 2650 North Military Trail, Suite 300, Boca Raton, Florida 33431. Mr. Weingard will forward the communication either to all of the directors, if the communication is addressed to the Board, or to the individual director, if the communication is addressed to a specific director. Mr. Weingard will forward to the directors all communications that, in his judgment, are appropriate for consideration by the directors. Examples of communications that would not be appropriate for consideration by the directors include commercial solicitations and matters not relevant to the stockholders, to the functioning of the Board, or to the affairs of the Company.

Nominees for Director and Other Stockholder Proposals

Stockholder proposals intended to be presented at the 2025 Annual Meeting must be received by our Corporate Secretary at 2650 North Military Trail, Suite 300, Boca Raton, Florida 33431 not later than December 26, 2024 to be considered for inclusion in our proxy materials, pursuant to Rule 14a-8 under the Exchange Act.

The Corporate Governance and Nominating Committee will consider all qualified director candidates identified by various sources, including members of the Board, management and stockholders. Candidates for directors recommended by stockholders will be given the same consideration as those identified from other sources. The Corporate Governance and Nominating Committee is responsible for reviewing each candidate’s biographical information and assessing each candidate’s independence, skills, qualifications, and expertise based on a number of factors. While we do not have a formal policy on diversity, when considering the selection of director nominees, the Corporate Governance and Nominating Committee considers individuals with diverse backgrounds, viewpoints, accomplishments, cultural backgrounds, and professional expertise, among other factors.

Only persons who are nominated in accordance with the procedures set forth in our Bylaws will be eligible for election as directors. Nominations of persons for election to the Board and other proposals presented to our stockholders may be made at a meeting of stockholders at which directors are to be elected only (i) by or at the direction of the Board or (ii) by any stockholder of the Company entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in our Bylaws. Such nominations and other proposals presented to our stockholders, other than those made by or at the direction of the Board, shall be made by timely notice in writing to the Corporate Secretary of the Company. To be timely, a stockholder’s nomination for a director or other stockholder proposal must be delivered to the Corporate Secretary at the Company’s principal executive offices at 2650 North Military Trail, Suite 300, Boca Raton, Florida 33431 no later than the close of business on the ninetieth (90th) day, nor earlier than the close of business on the one hundred twentieth (120th) day, before the first anniversary of the preceding year’s annual meeting. The stockholder’s notice shall set forth as to each person whom the stockholder proposes to nominate for election as a director: (i) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or all information that is required in connection with a stockholder proposal, in each case pursuant to and in accordance with the Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder, and (ii) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected. Pursuant to our Bylaw requirements and assuming that the 2025 Annual Meeting is held on May 30, 2025, any stockholder proposal to be considered at the 2025 Annual Meeting, including nominations of persons for election to our board of directors, must be properly submitted to us not earlier than January 30, 2025, nor later than March 1, 2025.

Additionally, to comply with the SEC’s universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 31, 2025.

PROPOSAL 2

RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2024

Grant Thornton LLP (“Grant Thornton”) currently serves as the Company’s independent registered public accounting firm and has done so since its appointment effective April 14, 2018. A representative of Grant Thornton is expected to be a participant in the virtual Meeting, with the opportunity to make a statement if the representative desires to do so, and is expected to be available to respond to appropriate questions.

We are asking our stockholders to ratify the appointment of Grant Thornton as our independent registered public accounting firm for the year ending December 31, 2024. Although ratification is not required by our Bylaws or otherwise, our Board is submitting the appointment of Grant Thornton to our stockholders for ratification as a matter of good corporate governance. If our stockholders fail to ratify the appointment of Grant Thornton, the Audit Committee will consider whether it is appropriate and advisable to appoint a different independent registered public accounting firm. Even if our stockholders ratify the appointment of Grant Thornton, the Audit Committee in its discretion may appoint a different registered public accounting firm at any time if it determines that such a change would be in the best interests of our company and our stockholders.

Vote Required and Board Recommendation:

Proposal 2 requires the affirmative vote of the holders of a majority in voting power of the shares of common stock which are present in person or by proxy at the Meeting and entitled to vote.

The Board recommends that you vote “FOR” the ratification of the appointment of Grant Thornton as our independent registered public accounting firm for the year ending December 31, 2024.

Auditor Fees and Services

The following table sets forth the fees billed to the Company by the Company’s independent registered public accountants, Grant Thornton, for the year ended December 31, 2023 and 2022.

	2023	2022
Audit fees	$322,879	$327,200
Audit-related fees	—	—
Tax fees	146,625	—
All other fees	—	—

Total	$469,504	$327,200

Audit fees consist of fees billed for professional services rendered for the audit of our consolidated annual financial statements, the review of the interim consolidated financial statements included in quarterly reports and the fees for services such as consents and review of documents filed with the SEC that are normally provided in connection with statutory and regulatory filings for engagements. Tax fees include pre-approved professional services rendered in connection with the research and development tax credit study.

Pre-Approval Policies and Procedures for Audit and Permitted Non-Audit Services

The Audit Committee is responsible for pre-approving all auditing services and permitted non-audit services (including the fees for such services and terms thereof) to be performed for the Company by its independent registered public accounting firm. The Audit Committee is also responsible for considering whether the independent registered public accounting firm’s performance of permissible non-audit services is compatible with its independence. The Audit Committee chairman has authority to grant pre-approvals of audit and permissible non-audit services by the independent registered public accounting firm provided that all pre-approvals by the chairman must be presented to the full Audit Committee at its next scheduled meeting. Consistent with these policies and procedures, the Audit Committee approved all of the services rendered by Grant Thornton for the years ended on December 31, 2023 and December 31, 2022, as described above.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for establishing and maintaining adequate internal control over financial reporting, for preparing the financial statements and for the report process. The Audit Committee members do not serve as professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management or the independent registered public accounting firm. We have engaged Grant Thornton LLP (“Grant Thornton”) as our independent public accountants to report on the conformity of the Company’s financial statements to accounting principles generally accepted in the United States. In this context, the Audit Committee hereby reports as follows:

1.	The Audit Committee has reviewed and discussed the audited financial statements with management of the Company.

2.

The Audit Committee has discussed with Grant Thornton, our independent registered public accounting firm, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the Securities and Exchange Commission (the “SEC”).

3.

The Audit Committee has also received the written disclosures and the letter from Grant Thornton required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence and the Audit Committee has discussed the independence of Grant Thornton with that firm.

4.

Based on the review and discussion referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board and the Board approved the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, for filing with the SEC.

The foregoing has been furnished by the Audit Committee:

Peter Benz (Chairman)

Steven Rubin

April 23, 2024

This “Audit Committee Report” is not “Soliciting Material,” and is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

MANAGEMENT

Executive Officers -

The following table sets forth certain information with respect to our current executive officers.

Name	Position
Derek Dubner	Chief Executive Officer and Chairman of the Board
James Reilly	President
Daniel MacLachlan	Chief Financial Officer
Jeffrey Dell	Chief Information Officer

The biographical information for Mr. Dubner is included above in Proposal 1 — Election of Directors.

James Reilly, 50, has served as President of the Company since its formation in August 2017 and continuing through the Spin-off. Mr. Reilly served as President of Fluent from July 2017 until the Spin-off, and previously from June 2015 until June 2016 and as President and Chief Operating Officer of two of our subsidiaries, IDI Holdings and Interactive Data from October 2014 until June 2016. From July 2016 to June 2017, Mr. Reilly was enjoined from providing services for Fluent or its subsidiaries. From January 2014 through September 2014, Mr. Reilly served as Vice President of Sales at TRADS. From August 2010 through its acquisition of substantially all of the assets by TRADS in December 2013, Mr. Reilly served as Senior Vice President of TLO.

Daniel MacLachlan, 45, has served as the Chief Financial Officer of the Company since its formation in August 2017 and continuing through the Spin-off. Mr. MacLachlan served as Chief Financial Officer of Fluent from March 2016 until the Spin-off and brings over fifteen years of experience as the chief financial officer of data-driven technology companies. Mr. MacLachlan served as an Independent Director, Audit and Compensation Committee Chairman for Vapor Corp, a U.S.-based distributor and retailers of vaporizers, e-liquids and electronic cigarettes from April 2015 through April 2016. From October 2014 until February 2015, Mr. MacLachlan served as the Chief Financial Officer of TBO. Prior to TBO, Mr. MacLachlan served in the roles of Director of Finance and Chief Financial Officer for TRADS, after it acquired TLO in December 2013. Mr. MacLachlan was the Chief Financial Officer of TLO from inception in 2009 to December 2013. From 2005 to 2009, Mr. MacLachlan served as the Chief Financial Officer of JARI Research Corporation (“JARI”), a partnership with the Mayo Clinic advancing proprietary cancer therapeutic technology using targeted radioactive therapy. Prior to JARI, Mr. MacLachlan served as a Special Agent in the Federal Bureau of Investigation (FBI) specializing in the criminal investigation of public corruption and civil rights violations.

Jeff Dell, 52, has served as the Chief Information Officer of the Company since its formation in August 2017 and continuing through the Spin-off. Mr. Dell served as Chief Information Officer of Fluent from September 2016 until the Spin-off and served as the Interim Chief Information Officer of Fluent from June 2016 through September 2016. From July 2015 through May 2016, Mr. Dell served as the VP Information Security of Fluent. From June 2012 to June 2015, Mr. Dell served as Founder and Chief Executive Officer of Endurance Tracker, Inc., a sports-based data analytics solution. From August 2009 to May 2012, Mr. Dell served as Lead Architect at Tripwire, Inc. From October 2008 to August 2009, Mr. Dell served as Chief Information Security Officer of TLO. From September 2003 to August 2009, Mr. Dell served as Founder and Chief Executive Officer of Activeworx, Inc., a leading information security data analytics company. From January 2001 to August 2003, Mr. Dell served as Chief Information Security Officer of Seisint, Inc., a leading provider in the data fusion industry.

SUMMARY COMPENSATION TABLE

The following table summarizes the compensation earned by each of the named executive officers for the years ended December 31, 2023 and 2022.

Name and principal position	Year	Salary	Bonus (1)	Stock awards (2)	All other compensation (3)	Total
Derek Dubner (4)(5)	2023	$459,394	$350,000	$836,800	$17,575	$1,663,769
(Chief Executive Officer)	2022	$416,641	$350,000	$676,400	$15,985	$1,459,026
James Reilly (4)(5)	2023	$429,309	$350,000	$836,800	$15,018	$1,631,127
(President)	2022	$389,356	$350,000	$676,400	$13,744	$1,429,500
Daniel MacLachlan (4)(5)	2023	$429,309	$350,000	$836,800	$15,018	$1,631,127
(Chief Financial Officer)	2022	$389,356	$350,000	$676,400	$13,744	$1,429,500

(1)	This column represents a discretionary cash bonus to each executive in recognition of the executive’s contribution to the Company’s financial and operational success throughout the year.
(2)

This column reflects the aggregate grant date fair value of stock awards granted in 2023 and 2022, respectively, computed in accordance with FASB ASC Topic 718. In determining the grant date fair value for RSUs, the Company used the closing price of the Company’s common stock on the grant date.

(3)

Amounts in this column represent matching contributions made to the Company’s 401(k) plan. The named executive officers are eligible for matching contributions on the same basis as all eligible employees.

(4)

On October 12, 2022, each of Messrs. Dubner, Reilly and MacLachlan were granted 40,000 RSUs at a grant date fair value of $16.91 per share, which vest one-third annually on each of November 1, 2023, November 1, 2024 and November 1, 2025 (the “2022 Time-Based Vesting Requirement”).

(5)

On November 30, 2023, each of Messrs. Dubner, Reilly and MacLachlan were granted 40,000 RSUs at a grant date fair value of $20.92 per share, which vest pursuant to the 2023 Time-Based Vesting Requirement.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth certain information regarding equity-based awards held by the named executive officers as of December 31, 2023.

	Stock awards
Name	Number of shares or units of stock that have not vested (#)		Market value of shares or units of stock that have not vested (1)
Derek Dubner	10,833	(2)	$216,335
	26,666	(3)	$532,520
	40,000	(4)	$798,800
James Reilly	10,833	(2)	$216,335
	26,666	(3)	$532,520
	40,000	(4)	$798,800
Daniel MacLachlan	10,833	(2)	$216,335
	26,666	(3)	$532,520
	40,000	(4)	$798,800

(1)	Determined by multiplying the closing price of the Company’s common stock on December 29, 2023, $19.97, by the number of shares of common stock underlying the RSUs.
(2)

On September 24, 2021, the Compensation Committee granted 32,500 RSUs to each of Messrs. Dubner, Reilly and MacLachlan, which vest in three equal annual installments on October 1, 2022, October 1, 2023 and October 1, 2024 (the “2021 Time-Based Vesting Requirement”).

(3)	On October 12, 2022, the Compensation Committee granted 40,000 RSUs to each of Messrs. Dubner, Reilly and MacLachlan, which vest one-third annually pursuant to the 2022 Time-Based Vesting Requirement.
(4)

On November 29, 2023, the Compensation Committee granted 40,000 RSUs to each of Messrs. Dubner, Reilly and MacLachlan, which vest one-third annually pursuant to the 2023 Time-Based Vesting Requirement.

PAY VERSUS PERFORMANCE

The Company is providing the following information that shows the difference in the value of compensation paid to our NEOs at different points in time as required by the rules of the SEC.

Pay vs. Performance Table

Year	Summary Compensation Table Total for PEO ($) (1)	Compensation Actually Paid to PEO ($) (2)	Average Summary Compensation Table Total for Non-PEO NEOs ($) (1)	Average Compensation Actually Paid to Non- PEO NEOs ($) (2)	Value of Initial Fixed $100 Investment Based On Total Shareholder Return ($) (3)	Net Income ($)
2023	1,663,769	1,411,205	1,631,127	1,378,563	$50.31	13,529,000
2022	1,459,026	(992,191)	1,429,500	(1,021,717)	$58.00	616,000

(1)

Reflects the total compensation of our current CEO, Derek Dubner (“PEO”). Our non-PEO NEOs include James Reilly, our President and Daniel MacLachlan, our CFO, for each of the years ended December 31, 2023 and 2022 (the “Covered Years”). Amounts shown in these columns are as calculated in the Summary Compensation Table for each of the years shown.

(2)

For each Covered Year, in determining both the compensation actually paid for our PEO and the compensation actually paid for our Non-CEO NEOs for purposes of this Pay Versus Performance table, we deducted from or added back to the total amount of compensation reported in these columns for such Covered Year the following amounts:

Item and Value Added (Deducted) For PEO:	2023	2022
Summary Compensation Table Total for PEO	$1,663,769	$1,459,026
Deduction for Summary Compensation Table “Stock Awards” column value	(836,800)	(676,400)
Increase for year-end fair value of outstanding equity awards granted in Covered Year	798,800	920,800
Decrease for change in fair value of outstanding equity awards granted in prior years	(114,372)	(527,872)
Decrease for change in fair value of prior-year equity awards vested in Covered Year	(100,192)	(2,167,745)

Compensation actually paid to PEO	$1,411,205	$(992,191)

Item and Value Added (Deducted) Average for Non-PEO NEOs:	2023	2022
Average Summary Compensation Table Total for Non-CEO NEOs	$1,631,127	$1,429,500
Deduction for Summary Compensation Table “Stock Awards” column value	(836,800)	(676,400)
Increase for year-end fair value of outstanding equity awards granted in Covered Year	798,800	920,800
Decrease for change in fair value of outstanding equity awards granted in prior years	(114,372)	(527,872)
Decrease for change in fair value of prior-year equity awards vested in Covered Year	(100,192)	(2,167,745)

Average compensation actually paid to Non-CEO NEOs	$1,378,563	$(1,021,717)

(3)

For each Covered Year, our total shareholder return (“TSR”) was calculated based on the percentage change in our cumulative TSR on our common stock, measured as the quotient of (a) the difference between the closing market prices of our common stock at the end versus the beginning of the last trading day before the earliest fiscal year in this Pay Versus Performance table through the last trading date of each Covered Year (the “Measurement Period”), divided by (b) the closing market price of our common stock on the last trading day before the earliest fiscal year in this Pay Versus Performance table. Each of these percentage changes was then applied to a deemed fixed investment of $100 at the beginning of the Measurement Period to produce the Covered Year-end cumulative values of such investment as of the end of 2023 and 2022, as applicable.

The following charts provide, across the Covered Years, descriptions of the relationships between (1) the compensation actually paid for the PEO and the compensation actually paid for our Non-PEO NEOs (in each case as set forth in the Pay Versus Performance table above) and (2) the total shareholder return and net income set forth in the Pay Versus Performance table above.

EMPLOYMENT AGREEMENTS

Derek Dubner, Daniel MacLachlan and James Reilly

On March 26, 2018, the Company entered into employment agreements with each of Messrs. Dubner, MacLachlan and Reilly in connection with their service as the Company’s Chief Executive Officer, Chief Financial Officer, and President, respectively, which was amended on November 9, 2020 and May 8, 2023 (as amended, the “Employment Agreements”). The Employment Agreements of each of Messrs. Dubner, MacLachlan and Reilly have a term ending on March 26, 2027. Thereafter, each agreement will automatically renew for successive one-year terms unless either party provides the other party written notice of termination at least one hundred and twenty (120) days before the expiration of the applicable one-year term or unless terminated earlier pursuant to the terms of the Employment Agreements.

In connection with their respective Employment Agreements, Mr. Dubner currently receives an annual salary of $480,000; Mr. MacLachlan currently receives an annual salary of $449,000; and Mr. Reilly currently receives an annual salary of $449,000. Messrs. Dubner, MacLachlan and Reilly are eligible to receive grants of equity under the 2018 Stock Incentive Plan (the “2018 Plan”), subject to the Compensation Committee’s sole discretion. Messrs. Dubner, MacLachlan and Reilly are eligible for cash bonuses commensurate with their positions, as the Board may determine. On November 30, 2023, the Compensation Committee awarded annual cash bonuses of $375,000 and salary increases of 5.0% effective December 1, 2023, to each of Messrs. Dubner, MacLachlan and Reilly. Additionally, Messrs. Dubner, MacLachlan and Reilly are eligible to participate in the Company’s existing and future benefit plans, policies or arrangements maintained by the Company and made available to employees generally and for the benefit of executives.

The Company may terminate the Employment Agreements and each of Mr. Dubner’s, Mr. MacLachlan’s and Mr. Reilly’s employment at any time during the term for “Cause,” as such term is defined in each employment agreement. Also, the Company may terminate the Employment Agreements and each of Mr. Dubner’s, Mr. MacLachlan’s and Mr. Reilly’s employment without cause.

Each of Mr. Dubner, Mr. MacLachlan and Mr. Reilly may terminate his employment and the respective employment agreement for “Good Reason,” as such term is defined in each employment agreement.

Each of Mr. Dubner, Mr. MacLachlan and Mr. Reilly may also terminate his employment and the respective employment agreement for any reason or for no reason at all; provided, however, that such employee provides the Company with at least sixty (60) days’ prior written notice.

Each of Mr. Dubner’s, Mr. MacLachlan’s and Mr. Reilly’s employment and the respective employment agreement will automatically terminate upon Mr. Dubner’s, Mr. MacLachlan’s or Mr. Reilly’s death, as applicable. The Company may terminate the Employment Agreements and each of Mr. Dubner’s, Mr. MacLachlan’s and Mr. Reilly’s employment with the Company immediately upon a determination of “Disability,” as such term is defined in each employment agreement, as applicable.

Upon termination of the applicable Employment Agreement due to Mr. Dubner’s, Mr. MacLachlan’s or Mr. Reilly’s death or disability, the Company shall pay, in the case of death, to the applicable employee’s estate, such employee’s base salary accrued through the date of the employee’s death and in the case of disability, to the applicable employee, such employee’s base salary accrued through the date of determination of the employee’s disability, as applicable.

In the event Mr. Dubner’s, Mr. MacLachlan’s or Mr. Reilly’s employment is terminated by the Company for cause, the Company shall pay to the applicable employee such employee’s base salary and benefits accrued through the date of such employee’s termination.

In the event the Company terminates the Employment Agreements of Mr. Dubner, Mr. MacLachlan or Mr. Reilly without cause or any successor of the Company refuses to accept assignment of the Employment

Agreements, or if Mr. Dubner, Mr. MacLachlan or Mr. Reilly terminates his respective employment agreement and employment with the Company for Good Reason, the Company shall pay to such employee the greater of (x) his base salary for the remainder of the term and (y) two (2) years of his base salary, in each case in accordance with the Company’s payroll practices in effect from time to time, provided, however, the applicable employee is not in violation of the Confidentiality, Nondisclosure, Noncompetition, Nonsolicitation and Nondisparagement Agreement entered into in connection with the applicable employment agreement.

In the event Mr. Dubner, Mr. MacLachlan or Mr. Reilly terminates his respective employment agreement and employment with the Company for any reason (other than Good Reason) during the term of his applicable employment agreement, the Company shall pay to Mr. Dubner, Mr. MacLachlan or Mr. Reilly, as applicable, such employee’s base salary through the date of such employee’s termination.

Pursuant to the individual employment agreements or individual equity award agreements, all equity awards granted to Mr. Dubner, Mr. MacLachlan and Mr. Reilly shall vest immediately upon: (i) a “Change of Control,” as such term is defined in the applicable employment agreement, (ii) a termination of such employee’s employment by the Company without cause, (iii) a termination of employment by such employee for Good Reason or (iv) such employee’s death or disability.

PROPOSAL THREE

ADVISORY VOTE ON THE FREQUENCY OF SAY ON PAY

The Dodd-Frank Wall Street Reform and Consumer Protection Act, enacted in July 2010, and Section 14A of the Exchange Act (the “Dodd-Frank Act”) requires us to provide the stockholders with an advisory vote on how frequently in the future the Company should seek an advisory vote approving the compensation of our named executive officers, as disclosed pursuant to the SEC’s compensation disclosure rules. In voting on this Proposal Three, stockholders may indicate whether they would prefer an advisory vote on named executive officers’ compensation once every one, two, or three years. Currently, the Company submits an advisory vote on named executive officers’ compensation to its stockholders on an annual basis. If desired, as set forth in the attached proxy, a stockholder may abstain from voting on Proposal Three.

The Board has considered the Dodd-Frank Act requirements for such “say-on-pay frequency” vote and has determined that an advisory vote on executive compensation that occurs every year is the most appropriate alternative for the Company. The appropriate frequency of an advisory vote on executive compensation is the subject of diverging opinions and views, and the Board believes there is reasonable basis for each of the three options. Less frequency would encourage a more long-term, rather than short-term, analysis of our executive compensation programs and would avoid the burden that annual votes would impose on stockholders required to evaluate the executive compensation program each year. On the other hand, greater frequency provides stockholders the opportunity to react promptly to emerging trends in compensation and gives the Board and the Compensation Committee the opportunity to evaluate the compensation program each year in light of timely input from stockholders.

Because this vote is advisory, it will not be binding upon the Board, the Compensation Committee or the Company. However, the Compensation Committee and the Board of Directors value the stockholders’ opinions and will consider the outcome of the vote when determining the frequency of future advisory votes on executive compensation.

Vote required and Board Recommendation

The alternative of “One Year,” “Two Years” or “Three Years” that receives the affirmative vote of the majority in voting power of the shares of common stock which are present in person or by proxy at the Meeting and entitled to vote will be deemed the choice of the stockholders. If no one frequency selection alternative receives such majority vote, the alternative receiving the most votes will be deemed the choice of the stockholders.

The Board of Directors recommends that stockholders vote for “One Year” in Proposal Three.

PROPOSAL 4

NON-BINDING ADVISORY VOTE:

SAY ON PAY

The Dodd-Frank Act also requires that we provide our stockholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement as described in the executive compensation tables and the narrative discussion in accordance with the compensation disclosure rules of the SEC (commonly known as a “Say on Pay” proposal). At the Meeting, the Company will present its Say on Pay Proposal for approval.

This Say on Pay Proposal is set forth in the following resolution:

RESOLVED, that the stockholders of Red Violet, Inc. approve, on an advisory basis, the compensation of its named executive officers, as disclosed in the Red Violet, Inc. Proxy Statement for the 2024 Annual Meeting of Stockholders, pursuant to the compensation disclosure rules of the SEC, including the information included in the compensation tables and any related information found in the Proxy Statement of Red Violet, Inc.

Because your vote on this proposal is advisory, it will not be binding on the Board, the Compensation Committee, or the Company. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

Vote Required and Board Recommendation

The non-binding advisory vote on the Say on Pay Proposal requires the affirmative vote of the holders of a majority in voting power of the shares of common stock which are present in person or by proxy at the Meeting and entitled to vote.

The Board unanimously recommends a vote “FOR” the Say on Pay Proposal.

BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth certain information regarding the beneficial ownership of common stock of the Company, by (i) all executive officers, (ii) all directors, (iii) all executive officers and directors of the Company as a group, and (iv) each person known by the Company to beneficially own in excess of 5% of the Company’s outstanding common stock. The information set forth in the following table is as of the Record Date.

Unless noted otherwise, the corporate address of each person listed below is 2650 North Military Trail, Suite 300, Boca Raton, Florida 33431.

The Company does not know of any other beneficial owner of more than 5% of the outstanding shares of common stock other than as shown below. Unless otherwise indicated below, each stockholder has sole voting and investment power with respect to the shares beneficially owned.

Name and Address of Beneficial Owner	Common Stock Beneficially Owned		Percentage of Common Stock Beneficially Owned (1)
Directors and Executive Officers:
Derek Dubner	510,131	(2)	3.7%
Peter Benz	95,028	(3)	*
Steven D. Rubin	73,138	(4)	*
Lisa Stanton	5,601	(5)	*
William Livek	5,000	(6)	*
James Reilly	186,072	(7)	1.4%
Daniel MacLachlan	315,010	(8)	2.3%
Jeffrey Dell	118,010	(9)	*
All current Directors and Executive Officers as a group (8 persons)	1,307,990	(10)	9.5%
5% Holders
Trigran Investments, Inc	2,113,025	(11)	15.4%
Michael Brauser	1,501,843	(12)	10.9%
Nantahala Capital Management, LLC	1,205,678	(13)	8.8%
Ashford Capital Management, Inc.	1,107,240	(14)	8.1%
BlackRock, Inc.	740,232	(15)	5.4%

*	The person beneficially owns less than 1% of the Company’s outstanding common shares.
(1)	Based on 13,737,548 shares of common stock outstanding at the Record Date.
(2)

Mr. Dubner’s shares do not include 10,833 unvested RSUs subject to the 2021 Time-Based Vesting Requirement, 26,666 unvested RSUs subject to the 2022 Time-Based Vesting Requirement and 40,000 unvested RSUs subject to the 2023 Time-Based Vesting Requirement.

(3)

Includes 74,100 shares held directly by Mr. Benz and 20,928 shares held in Mr. Benz’s 401(k) account. Mr. Benz’s shares do not include 2,966 unvested RSUs which vest pursuant to the 2021 Time-Based Vesting Requirement, 7,200 unvested RSUs which vest pursuant to the 2022 Time-Based Vesting Requirement and 10,800 unvested RSUs which vest pursuant to the 2023 Time-Based Vesting Requirement.

(4)

Mr. Rubin’s shares do not include 49,034 shares which have vested, but in which he has deferred delivery, 2,966 unvested RSUs which vest pursuant to the 2021 Time-Based Vesting Requirement, 7,200 unvested RSUs which vest pursuant to the 2022 Time-Based Vesting Requirement and 10,800 unvested RSUs which vest pursuant to the 2023 Time-Based Vesting Requirement.

(5)

Ms. Stanton shares do not include 966 unvested RSUs which vest on August 9, 2024, 3,333 unvested RSUs which vest pursuant to the 2022 Time-Based Vesting Requirement, 5,000 unvested RSUs which vest pursuant to the 2023 Time-Based Vesting Requirement and 3,335 unvested RSUs which vest 669 shares on December 1, 2024 and 1,333 shares each on December 1, 2025 and 2026.

(6)	Mr. Livek shares do not include 4,150 unvested RSUs which vest pursuant to the 2023 Time-Based Vesting Requirement.

(7)

Mr. Reilly’s shares do not include 10,833 unvested RSUs subject to the 2021 Time-Based Vesting Requirement, 26,666 unvested RSUs subject to the 2022 Time-Based Vesting Requirement and 40,000 unvested RSUs subject to the 2023 Time-Based Vesting Requirement.

(8)

Includes 314,544 shares held directly by Mr. MacLachlan and 466 shares held in Mr. MacLachlan’s IRA. Mr. MacLachlan’s shares do not include 10,833 unvested RSUs subject to the 2021 Time-Based Vesting Requirement, 26,666 unvested RSUs subject to the 2022 Time-Based Vesting Requirement and 40,000 unvested RSUs subject to the 2023 Time-Based Vesting Requirement.

(9)

Mr. Dell’s shares do not include 8,333 unvested RSUs subject to the 2021 Time-Based Vesting Requirement, 20,000 unvested RSUs subject to the 2022 Time-Based Vesting Requirement and 30,000 unvested RSUs subject to the 2023 Time-Based Vesting Requirement.

(10)	Does not include an aggregate of 349,546 unvested RSUs held by all executive officers and directors as a group and 49,034 shares in which Mr. Rubin has deferred delivery of vested RSUs.
(11)

Based on information set forth on Form 13G/A filed by Trigran Investments, Inc. (“Trigran Investments”) on February 9, 2024. Trigran Investments’ address is 630 Dundee Road, Suite 230, Northbrook, IL 60062.

(12)

Based on information set forth on Form 5 filed by Michael Brauser on December 31, 2023. Mr. Brauser’s shares include (i) 529,250 shares held by Grander Holdings, Inc. 401K, of which Mr. Brauser is the trustee, (ii) 965,092 shares held by Mr. Brauser and Betsy Brauser Tenants by Entireties, (iv) 5,084 shares held directly through BSIG, LLC of which Mr. Brauser owns a 50% interest, and (v) 2,417 shares held by Betsy and Michael Brauser Charitable Family Foundation, Inc.

(13)

Based on information set forth on Form 13G/A filed by Nantahala Capital Management, LLC (“Nantahala Capital Management”) on February 14, 2024. Nantahala Capital Management’s address is 30 Main St. 2nd Floor, New Canaan, CT 06840.

(14)

Based on information set forth on Form 13G/A filed by Ashford Capital Management, Inc. (“Ashford Capital Management”) on February 12, 2024. Ashford Capital Management’s address is One Walker’s Mill Road, Wilmington, DE 19807.

(15)	Based on information set forth on Form 13G filed by BlackRock, Inc. (“BlackRock”) on January 31, 2024. BlackRock’s address is 50 Hudson Yards, New York, NY 10001.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table summarizes the compensation plan under which our equity securities are authorized for issuance as of December 31, 2023.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders (1)	1,066,752	(2)	$—	1,997,455
Equity compensation plans not approved by security Holders	—		—	—

Total	1,066,752		$—	1,997,455

(1)	The equity compensation plan approved by security holders is the 2018 Plan.
(2)	Represents 1,017,718 shares of common stock to be issued upon the vesting of RSUs and 49,034 shares of common stock underlying awards that have been vested but not delivered.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Audit Committee reviews and approves transactions in which the Company was or is to be a participant, where the amount involved exceeded or will exceed $120,000 annually and any of its directors, executive officers or their immediate family members had or will have a direct or indirect material interest. The Company has a written policy stating that the Audit Committee is responsible for reviewing and, if appropriate, approving or ratifying any related party transactions. The related party transaction will not be approved unless at a minimum it is for the Company’s benefit and is upon terms no less favorable to the Company than if the related party transaction was with an unrelated third party.

Purchase of Shares

On May 2, 2022, the Company’s Board authorized the repurchase of up to $5.0 million of the Company’s common stock from time to time, which was subsequently increased by an additional $5.0 million on each of December 19, 2023 and March 28, 2024 for a total of $15.0 million of the Company’s common stock (the “Company’s Stock Repurchase Program”). On November 15, 2023, the Company purchased 49,600 shares of its common stock from Nantahala Capital Management, LLC, a greater than 5% stockholder, at a price of $20.00 per share, under the Company’s Stock Repurchase Program. On March 29, 2024, the Company acquired 200,000 shares of common stock at $20.50 per share under the Stock Repurchase Program from the Greater Miami Jewish Federation, Inc., a greater than 5% stockholder.

HOUSEHOLDING

As permitted by rules adopted by the SEC, we are delivering a single Notice of Internet Availability of Proxy Materials, annual report and proxy statement, as applicable, to any household at which two or more stockholders reside if we believe the stockholders are members of the same family, unless otherwise instructed by one or more of the stockholders. We will promptly deliver separate copies of these documents upon the written or oral request of any stockholders at a shared address to which a single copy of the documents were delivered.

If your household received a single set of any of these documents, but you would prefer to receive your own copy, or if you share an address with another stockholder and together both of you would like to receive only a single set of these documents, please contact Broadridge and inform them of your request by calling them at (866) 540-7095 or writing them at Householding Department, 51 Mercedes Way, Edgewood, NY 11717. Be sure to include your name, the name of your brokerage firm and your account number with your brokerage firm (if applicable).

OTHER MATTERS

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires directors and executive officers of the Company and ten percent stockholders of the Company to file initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company with the SEC. Directors, executive officers, and ten percent stockholders are required to furnish the Company with copies of all Section 16(a) forms they file. To the Company’s knowledge, based solely on a review of copies of such reports furnished to the Company during and/or with respect to the year that ended on December 31, 2023, the Company is not aware of any late or delinquent filings required under Section 16(a) of the Exchange Act in respect of the Company’s equity securities.

Copies of Annual Report on Form 10-K

A copy of our Annual Report on Form 10-K for the year ended December 31, 2023, without exhibits, is being mailed with this proxy statement. Stockholders are referred to the Annual Report on Form 10-K for financial and other information about the Company.

Additional copies of our Annual Report on Form 10-K for the year ended December 31, 2023 may be obtained without charge by writing to Joshua Weingard, Corporate Counsel and Corporate Secretary, 2650 North Military Trail, Suite 300, Boca Raton, Florida 33431 or by telephone at (561) 757-4000. Exhibits will be furnished upon request. The SEC maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of such site is http://www.sec.gov.

We will pay for the cost of soliciting proxies. Proxies may be solicited on our behalf by our directors, officers or employees in person or by telephone, electronic transmission and facsimile transmission, but such persons will not receive any special compensation for such services. We will reimburse banks, brokers and other custodians, nominees and fiduciaries for their out-of-pocket costs of sending the proxy materials to our beneficial owners.

P.O. BOX 8016, CARY, NC 27512-9903 Your vote matters! Have your ballot ready and please use one of the methods below for easy voting: Your control number Have the 12 digit control number located in the box above available when you access the website and follow the instructions. Scan QR for digital voting Red Violet, Inc. Annual Meeting of Stockholders For Stockholders of record as of April 16, 2024 Thursday, May 30, 2024 11:00 AM, Eastern Time Annual Meeting to be held live via the Internet - please visit www.proxydocs.com/RDVT for more details. Internet: www.proxypush.com/RDVT Cast your vote online Have your Proxy Card ready Follow the simple instructions to record your vote Phone: 1-844-926-2224 Use any touch-tone telephone Have your Proxy Card ready Follow the simple recorded instructions Mail: Mark, sign and date your Proxy Card Fold and return your Proxy Card in the postage-paid envelope provided Virtual: You must register to attend the meeting online and/or participate at www.proxydocs.com/RDVT

YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: 11:00 AM, Eastern Time, May 30, 2024. This proxy is being solicited on behalf of the Board of Directors The undersigned hereby appoints Daniel MacLachlan and Joshua Weingard (the “Named Proxies”), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Red Violet, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE Copyright © 2024 BetaNXT, Inc. or its affiliates. All Rights Reserved Red Violet, Inc. Annual Meeting of Stockholders Please make your marks like this: MANAGEMENT RECOMMENDS A VOTE FOR PROPOSALS 1, 2, 3 and 4 PROPOSAL YOUR VOTE BOARD OF DIRECTORS RECOMMENDS 1. To elect five directors to serve for a one-year term until the 2025 Annual Meeting of Stockholders or until a successor is duly elected and qualified; 1.01 Peter Benz 1.02 Derek Dubner 1.03 William Livek 1.04 Steven Rubin 1.05 Lisa Stanton FOR WITHHOLD FOR FOR FOR FOR FOR 2. To ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2024; FOR AGAINST ABSTAIN FOR 3. To hold a non-binding advisory vote regarding the frequency of submission of future say on votes to the stockholders for approval; 1YR 2YR 3YR ABSTAIN 1 YEAR 4. To hold a non-binding advisory vote to approve our named executive officers’ compensation; and FOR AGAINST ABSTAIN FOR 5. To transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting. Authorized Signatures -Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Date Signature (if held jointly) Date